EXHIBIT (8)(l)(2)

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT (PIMCO)

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

BETWEEN PIMCO VARIABLE INSURANCE TRUST,

PIMCO FUNDS DISTRIBUTORS LLC, AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of July, 2002, by and among PIMCO Variable Insurance Trust (the “Trust”), PIMCO Funds Distributors LLC (the “Underwriter”) and ML Life Insurance Company of New York (the “Company”),

WITNESSETH

WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated April 3, 2000, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Trust, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree

1.	Amendment Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

PIMCO VARIABLE INSURANCE TRUST		ML LIFE INSURANCE COMPANY OF NEW YORK

By	Illegible	By	Barry G. Skolruck
Name		Name Barry G. Skolruck
Title		Title Senior Vice Present & General Counsel
Date		Date 7/26/02

PIMCO FUNDS DISTRIBUTORS LLC

By	Illegible
Name
Title
Date

Schedule A

PIMCO Variable Insurance Trust Portfolios

Total Return Portfolio

Contracts

Merrill Lynch Retirement PowerSM, a variable annuity contract

Merrill Lynch Legacy PowerSM, a variable life insurance contract

Merrill Lynch Retirement OptimizerSM, a variable annuity contract

Merrill Lynch Retirement PlusSM, a variable annuity contract

Segregated Asset Accounts

ML of New York Variable Annuity Separate Account A (established August 14, 1991)

ML of New York Variable Life Separate Account II (established December 4, 1991)

Dated July 2002